Exhibit 10.2

July 27, 2016

Flexpoint Fund II, L.P.
c/o Flexpoint Ford, LLC

676 N. Michigan Avenue, Suite 3300

Chicago, IL 60611

Attn: Donald J. Edwards and Steven M. Michienzi

Re: Consent to Amendment of Promissory Note

Messrs. Edwards and Michienzi:

Reference is hereby made to that certain Promissory Note of JetPay Corporation (the “Company”) payable to the order of Flexpoint Fund II, L.P. (“Flexpoint”), dated January 15, 2016, and amended April 8, 2016 (as amended, the “Note”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Note. The Company and Flexpoint now desire to amend the Note in accordance with the provisions of Section 6 of the Note.

In consideration of the premises and mutual promises and covenants herein contained and intending to be legally bound, the Company and Flexpoint hereby agree as follows:

1. Amendment of Section 2(a) and Related Provisions. The first sentence of Section 2(a) of the Note is hereby amended by deleting such sentence in its entirety and replacing it with the following: “The Company shall pay the principal amount of $1,400,000.00 (or such lesser principal amount then outstanding), together with all accrued and unpaid interest thereon, to the holder of this Note on the Maturity Date.” The second sentence of Section 2(a) of the Note is hereby amended by deleting such sentence in its entirety and replacing it with the following: “This Note shall mature at the earlier to occur of the following (the "Maturity Date"): (i) September 30, 2016 and (ii) an Event of Default (as defined in Section 3) which has not been duly cured or waived.” In addition, all references in the Note to "$1,050,000" shall be deleted and replaced with "$1,400,000.00."

2. Interest Payment. On or before August 10, 2016, the Company shall pay to Flexpoint in cash all accrued and unpaid interest on the Note through the date hereof.

3. Effect of Amendment. All other provisions of the Note remain unchanged and in full force and effect.

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312 | 484-324-7980 | www.JetPayCorp.com

Please note your acceptance of the above by signing below as indicated.

Very truly yours,

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

Acknowledged and agreed as of this 27 day of July, 2016:

FLEXPOINT FUND II, L.P.

By: Flexpoint Management II, L.P.
Its: General Partner

By: Flexpoint Ultimate Management II, LLC

Its: General Partner

By: /s/ Donald J. Edwards

Name: Donald J. Edwards

Title: Managing Principal

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312 | 484-324-7980 | www.JetPayCorp.com